Exhibit 10.11

English translation from original document in Hebrew

Personal Employment Agreement

That was signed in Rosh Pina on the 2nd day of the month of June 2013

By and between

On Track Innovations Ltd.
A public Company registered in Israel from the Industrial Zone Z.H.R, Rosh Pin (hereinafter the "Company")

-of the first part-

And

Shlomi Eytan Identity certificate no. 032171621
26 Avnei Chen Street, Tel Mond
(hereinafter the "Employee"),

-of the second part-

Whereas:
the Employee wishes to be employed by the Company at the Position of Chief Sales and Marketing Officer (hereinafter the "Position") and the Company wishes to employ him in this Position, all subject to the terms and provisions set forth hereafter in this agreement;

And whereas:
the Employee declares that there is nothing preventing him from entering into this agreement and that he has the abilities, experience and skills required for fulfilling the Position and he has expressed his wish to be employed by the Company at the Position,

And whereas:	the parties wish to put the terms of the Employee's employment in writing, in this agreement all as set forth hereafter in this agreement and subject to the terms and provisions included in it.

Therefore it was stipulated, declared and agreed between the parties as follows:

A.           General

1.	The preamble of this agreement constitutes an integral part of this agreement.

2.	The appendixes of this agreement are an integral part of this agreement.

3.	The titles of the sections are for the purpose of convenience only and they shall not be used to interpret any of the terms of this agreement.

B.            The Employment

4.
This agreement fully contains the terms and provisions that apply to the employment of the Employee by the Company. No agreements and/or general and/or special collective agreements or others shall apply to the employment relationship between the parties and the employment relationship shall be determined in this agreement only.

5.	The Employee's Undertakings:

The Employee hereby undertakes:

5.1.
To perform the job diligently honestly and faithfully, in any place, in Israel and abroad, in accordance with instructions that he shall receive from time to time from his supervisors, and for this purpose he shall dedicate his time, efforts, abilities and experience insofar as necessary and required. The Employee shall not engage in any work or engagement that is not within the framework of his employment in the Company without the Company's prior written approval.

5.2.	There is nothing preventing him, whether according to agreement or otherwise from entering into this agreement and performing his undertakings according to it.

5.3.
According to the management's demand, the Employee shall go through medical examinations and/or other tests and/or he shall furnish medical certificates and/or medical statements regarding the condition of his health, insofar as he shall be required for checking his suitability to the Position.

5.4.
The Employee undertakes to notify the Company regarding any change in the condition of his health and to cooperate with the Company, if it shall demand according to its discretion, medical documents or it shall refer him to a medical examination.

5.5.	The Company undertakes that it shall carefully keep all of the medical details, and only use them for the purpose of insurance and/or with respect to his ability to fulfill his Position.

5.6.
All the details that he gave the Company at the time of presenting his candidacy to the Position are full, correct and accurate, and he undertakes to notify the Company regarding any change that shall occur in them.

5.7.
The Employee undertakes to notify the Employer, immediately without any delay, of any matter or issue in respect to which he has a personal interest and that could create a conflict of interests with his Position at the Company.

D.            Work Hours

6.
It is agreed by the parties that the Employee's Position is a managerial position that requires a special amount of personal trust, therefore the provisions of the Work Hours and Rest Law, 5711- 1951 shall not apply to his employment (hereinafter the "Work Hours and Rest Law") and the Employee shall not be entitled to receive any special or additional consideration from the Company for working overtime.

E.            Consideration

7.
The Company shall pay the Employee, in consideration for his employment in the Company, a monthly salary as set forth in the notice regarding employment terms which is attached to this agreement as appendix A (hereinafter the "Effective Salary").

8.	The Effective Salary shall be updated in accordance with the cost of living as shall apply to the entire economic market, and subject to the periodic decision of the management.

9.	The components of the salary shall be updated, if at all, according to the Company's sole discretion, once per year in the month of January.

10.	The Effective Salary alone shall constitute the basis for making allocations for social benefits as mentioned in this agreement and for severance pay.

11.
It is hereby clarified that any grant and/or participation in costs and/or refund of costs and/or any other benefit which the Employee shall receive (if at all), do not constitute a part of the Effective Salary for receiving social benefits, including severance pay and/or allocations made to the different funds.

F.            Annual Vacation, Sickness Pay and Convalescence Pay

12.	The Employee shall be entitled to annual vacation as set forth in appendix A.

13.	The Employee shall coordinate his vacation with the Company and with the approval of his direct manager at least 14 days in advance.

14.
It is hereby clarified that vacation days may not be accumulated beyond two annual accumulated quotas, and that the unused vacations days beyond the permitted accumulation as mentioned above shall be erased unless it was otherwise agreed between the parties in writing.

15.	The Employee shall be entitled to sickness pay in accordance with the Sickness Pay Law, and against presenting medical certificates.

16.
After the Employee shall complete one full year of employment he shall be paid convalescence pay in accordance with the amounts and rules, as shall be determined from time to time in agreements between the Coordination Office of the Economic Organizations and the Histadrut.

G.           The Term of the Agreement

17.	This agreement shall come into effect on the date of its signature for an unlimited period.

18.	Notwithstanding the aforesaid, each of the parties may terminate this agreement for any reason and without any reason, and this is by giving a prior written notice as mentioned in appendix A.

19.
During the early notice period the Employee shall continue his Position, and he shall transfer the Position in an efficient and organized manner to his replacement, in accordance with the Company's decision. Notwithstanding the aforesaid, the Company may forgo the Employee's work during the early notice period, all or in part.

20.
During the early notice period, whether the Employee worked in full or in part, or not, the Employee shall be entitled to his full salary in addition to all the various benefits that accompany it. Notwithstanding the aforesaid, the Company shall be entitled to notify the Employee of the immediate severance of the employment relationship and pay him consideration for the early notice (in the amount of the monthly salary that the Employee would have earned had he continued to work during the early notice period), and in this case the Employee shall be entitled to early notice pay only.

21.
Notwithstanding the aforesaid, the Company shall be entitled to immediately dismiss the Employee without early notice in cases of breach of trust; he maliciously caused damage to the Company or its property; he was convicted of a criminal offense with respect and/or as a result of the Position; he was convicted of a shameful criminal offense.

H.           Provident Funds, Supplementary Study Fund and Managers Insurance

22.
If and insofar it was determined in appendix A, the Company shall make allocations to a pension fund and/or managers insurance or provident fund and/or supplementary study fund in the name of the Employee.

23.	The Company shall transfer the payments required each month and it shall deduct from the Employee's salary a parallel sum for the Employee's share as mentioned in appendix A.

24.
For the sake of avoiding doubt, payments to the pension fund and/or managers insurance, if and insofar as he is entitled to them in accordance with appendix A, shall be calculated according to the Effective Salary as defined above.

25.
It is hereby clarified that the payments of the Employer to the pension fund and/or managers' insurance shall be in lieu of the Employee's entitlement to severance pay, as this term is defined in section 14 of the Severance Pay Law, 5723- 1963.

I.             Termination of Employment

26.
If the Employee's employment in the Company has been terminated for any reason, except in the case of dismissal in circumstances that deny the Employee the right to receive severance pay, the Employee shall be entitled to receive all of the sums that have accumulated in his favor, including the relative share of the commissions set forth in appendix A, and all the sums that were allocated for pension (insofar as allocated), whether from his allocations or from the Company's allocations, including all the linkage differences, interest and profits that have accumulated in that fund for such allocations.

27.
The Company and the Employee have adopted for the purpose of this agreement the General Approval regarding Employers' Payments to a Pension Fund and Insurance Fund in lieu of Severance Pay according to the Severance Pay Law, 5723- 1963 (section 14 of the law), as published with the signature of the Labor Minister on the 30th of June 1998 and which was published in the official gazette 4659 (hereinafter the "Order of the Minister of Labor"). The version of the order of the Minister of Labor is attached to this agreement as appendix C.

28.
The Company's payments, as mentioned above shall be in place of 100% severance pay that shall be due to the Employee or to his survivors for the salary for which the payments were paid and for the period that they were paid (hereinafter the "Absolved Salary")

29.
The order of the Ministry of Labor shall apply to the Company's allocations however this cannot derogate from the Employee's right to severance pay according to law, collective agreement, expansion order, or labor agreement, for wages beyond the absolved salary.

30.
If the Employee's employment was terminate due to his resignation or due (God forbid) to reasons that prevent the continuation of his work in the Company (including his death) the Employee shall be entitled (or his survivors shall be entitled, respectively):

30.1	To receive from the Company the monthly salary for only the part of the period of the year that he actually worked, furthermore the relative share of the commissions set forth in appendix A.

30.2
To receive from the compensation fund all the sums that have accumulated in his favor in this fund for the allocations made to the provident fund, whether from his allocations or from the Company's allocations, including all the linkage differences, interest and profits that have accumulated in this fund and to receive the allocations that have accumulated in his favor in the supplementary study fund, whether from his allocations or whether from the Company's allocations.

31.
It is hereby agreed and declared that in the event that the dismissal of the Employee is due to a breach of trust or other fundamental breach by him of his undertakings towards the Company according to this agreement, including inter alia, with respect to confidentiality and non – competition including dismissal in circumstances that deny according to any law, the Employee his right to severance pay, then notwithstanding the provisions in this agreement, the Employee shall not be entitled to receive an early notice of his dismissal or early notice pay for this dismissal and he shall not be entitled to severance pay and the Company shall be entitled to demand that he return all the sums that it transferred to the severance pay fund on account of severance pay as mentioned, including any linkage differences, interest and profits that have accumulated in this fund for these sums.

32.
At the end of the Employee's employment in the Company the Employee shall deliver to the Company all of the documents, information and any material or other property that he received or that was prepared by him with respect to his employment in the Company.

33.
For the sake of avoiding doubt the Employee shall not have a right of offset and/or the right of lien against the Company with respect to any property or money of the Company that the Employee holds or with respect to any debt of the Employee to the Company.

J.             Professional Trips Abroad

34.	The Employee is aware, that in the framework of his Position he shall be sent from time to time, by the Company abroad for various periods.

35.	The Employee undertakes to fulfill all of the instructions and guidelines of the Company in the framework of such mission.

36.	It is hereby agreed that with respect to trips above 14 days, a departure day shall not be determined until after consulting with the Employee.

37.	The Employee's refusal to travel abroad in the framework of his Position, after he was requested to do so by the Company without any relative reason constitutes a breach of his duties as an Employee.

38.	The Company will pay the travel costs, accommodations and per diem abroad in accordance with the Company's policy, as shall be determined from time to time.

K.           Confidentiality and Non - Competition

39.
The Employee hereby declares that he is aware that in light of the Company's business the maintaining of confidentiality of all information and/or document that he shall receive during his employment is very important, and he undertakes to maintain confidentiality in accordance with the confidentiality agreement attached hereto as appendix C of the agreement.

40.	The Employee hereby undertakes:

40.1
Not to enter into a contractual engagement, directly or indirectly, with a customer of the Company and/or companies associated with it, whether as self employed or whether employed under salary, including by a partnership or holding by himself or by others, of management shares or rights in any corporations, during the term of this agreement and for an additional term of 12 months after the end of the term of this agreement, in any matter connected to the Company's business, except in the framework of his employment for the Company. It is clarified that a list of customers and/or suppliers and/or a marketing layout and/or any other list that was used in the Employee's regular activities in the framework of his employment in the Company are a commercial secret of the Company. The Employee undertakes not to exploit and/or use these lists, unless the Company has given its express written consent.

40.2
Not to engage during the term of this agreement and for an additional term of 12 months after the end of the term of this agreement, for any reason, in Israel or anywhere else in the world, whether directly or indirectly, in a business, Position, work or any other engagement in the field of contact/ contactless smart cards or any other field competing with the Company's business and/or the Company's associated with it.

40.3	Not to harm in any manner the Company's reputation or the reputation of any of the Company's shareholders or the Company's reserve of customers.

41.
The Employee and the Company hereby declare that the Effective Salary as defined in this agreement was agreed by them taking into consideration, inter alia, the non- competition restrictions that apply to the Employee according to section 43 above.

L.            Intellectual Property and Service Inventions

42.
Any invention, patent, copyright, trademark, commercial secret, knowhow and information that were developed by the Employee as a result of his employment in the Company and/or during his employment in the Company shall belong to the Company, and the Employee undertakes to sign any document that shall be required for realizing the Company's rights as mentioned.

M.           Miscellaneous

43.
The payments and benefits of any type and kind that are granted to him according to this agreement are subject to income tax deductions and other obligatory deductions which the Company must deduct according to any law and nothing stated in this agreement shall be construed as imposing on the Company the duty to pay tax or any other obligatory payment that applies to the Employee except for the benefit value of meals which shall be grossed up by the Company or if otherwise agreed.

44.
The terms of his employment in the Company are regulated only according to this personal employment agreement between him and the Company and except for the express provisions in this agreement the Employee shall not be entitled to any other payments or benefits for his employment and the termination of his employment in the Company.

45.	This Company shall take the place of all prior written or verbal agreements between the Company and the Employee.

46.	Any change and/or cancellation of any of the sections of this agreement shall be made only in a written document which shall be signed by both parties.

47.
The parties' addresses for the purpose of this agreement shall be as mentioned in the title of this agreement and any notice, document or court document that shall be sent by one party to the other according to the addresses above shall be considered as having reached their destination, if personally delivered – at the time of their delivery, and if delivered by registered mail – at the end of 72 hours after they were sent as mentioned.

In witness whereof the parties have signed:

/s/ Dalit Bizan VP of Human Resources	/s/ Shlomi Eytan
On Track Innovations Ltd.	The Employee

Date: 2nd of June 2013

Appendix B

General Approval regarding the Payments of Employers to a Pension Fund and Insurance Fund
instead of the payment of Severance Pay according to the Severance Pay Law, 5723- 1963

By virtue of my authority according to section 14 of the Severance Pay Law 5723 – 1963, (hereinafter the "Law") I confirm that payments that the Employer paid starting from the date this approval was published, for his Employee for comprehensive pension in a pension provident fund which is not an insurance fund as defined in the Income Tax Regulations (Rules for Approving and Managing a Provident Fund) 5724 – 1964 (hereinafter: "Pension Fund"), or managers insurance including the possibility of a pension or a combination of payment to a pension plan and to plan which is not a pension plan in an insurance fund as mentioned above (hereinafter: "Insurance Fund"), including payment that he paid while combining payments to a pension fund and to an insurance fund whether there is a pension plan in the insurance fund or not (hereinafter: the "Employer's Payments") shall be in lieu of severance pay due to the Employee for the salary from which these payments were paid to the fund and for the period which they paid (hereinafter: the "Absolved Salary") provided the all of the following have existed:

The Employer's Payments-

(a)
To the pension fund are not less than 14 1/3% of the Absolved Salary or 12% of the Absolved Salary if the Employer pays for his Employee in addition to this also payments to supplement severance pay to a pension provident fund or to an insurance fund in the name of the Employee in the amount of 2 1/3% of the Absolved Salary. If the Employer did not pay in addition to the 12% also 2 1/3% as mentioned, his payments shall come instead of 72% of the severance pay of the Employee, only.

(b)	To an insurance fund, not less than one of the following:

(1)
13 1/3 % of the Absolved Salary, if the Employer also paid in addition to this payments to ensure monthly income in the event of loss of ability to work, in a plan that was approved by the Supervisor of the Capital Market and Savings in the Finance Ministry at the rate required in order to ensure 75% of the Absolved Salary at least or at a rate of 2 1/2 % of the Absolved Salary, whichever is the lower of the two (hereinafter: "Payment to Disability Insurance");

(2)
11% of the Absolved Salary, if the Employer also paid in addition Payment to Disability Insurance, and in this event the Employer's payment shall come instead of only 72% of the Employee's severance pay. If the Employer paid in addition to this also payments to supplement severance pay to the severance pay provident fund or insurance fund in the name of the Employee at the rate of 2 1/3% of the Absolved Salary the Employer's payments shall come instead of 100% of the Employee's severance pay.

2.	A written Agreement was executed between the Employer and the Employee not later than three months after the Employer's payments have begun to be paid in which –

(a)
The Employee has agreed to the arrangement according to which this approval in the version specifying the Employer's payments to the pension fund and insurance fund respectively. The version of this approval will be included in the mentioned Agreement;

(b)
An advance waiver of the Employer of any right that he might have to a refund of funds from his payments, unless the Employee's right to severance pay has been denied in a judgment by virtue of section 16 or 17 of the Law or the Employee withdrew funds from the pension fund or the insurance fund not as a result of an Entitling Event. "Entitling Event" shall mean - death, disability or retirement at the age of sixty or more.

3.	This approval does not derogate from the Employee's right to severance pay according to the law, collective Agreement, expansion order or employment Agreement, for salary beyond the Absolved Salary.

Eliyahu Ishai Minister of Labor and Welfare

Appendix C

On Track Innovations Ltd.

Written Undertaking regarding Confidentiality, Intellectual Property and Non- Competition

I the undersigned, Shlomi Eytan, bearer of identity certificate number 032171621 hereby declare and undertake towards On Track Innovations Ltd., and any other subsidiary of it or Company associated with it (jointly and separately hereafter the "Company"), as follows:

1.	In this document the terms set forth hereafter shall have the meaning stipulated at their side:

1.1.
"Secret Information" means any secret information or commercial secret of any type and kind of the Company or with respect to the Company or its business or concerning any of the Company's shareholders or its customers or the business of any of the Company's shareholders or that concerns future plans of the Company regarding the manner of managing its business, including an information connected to products produced by the Company or their development, their manufacture or marketing to the Company's customers, to the Company's calculations, the Company's relationship with its customers and its suppliers, to financial information and other information concerning the Company's business and the products manufactured or developed by the Company including any information concerning the intellectual property rights including patents, models, copyrights and the technology that the Company uses or develops with respect to the Company's products.

1.2.
"Secret Document" the drawings, accounts, specifications, printouts, disks, magnetic film, computer programs, compact discs, work papers and any document or database that includes the secret information all or in part, whether it was prepared by the Company or for it; any document of any type and kind that were used by me or shall be used by me with respect to my work in the Company.

1.3.	The "Agreement" means the employment agreement of the 2nd of June 2013 which was sold between me and the Company.

2.
I am aware of the fact all the secret documents all of them without any exception, that include the secret information or any part of it, or that are connected to it, shall be considered for all intents and purposes and at any time the Company's sole property, and I do not have and I shall not have any rights in the secret information or in the secret documents including in any development or future improvement that shall be made in the framework of my work for the Company or with respect to it.

3.	I hereby confirm and undertakes towards the Company as follows:

3.1.
To keep complete secret and not to disclose to another or to others the secret information or the secret documents or any part of them, whether directly or indirectly or whether in any other manner, and not to harm in any way the Company's reputation or any of the Company's shareholders or the Company's reserve of customers.

3.2.
Not to make any use, exploitation or implementation of the secret information or the secret documents or any part of them except for the use required for implementing the purpose for which the secret information or the secret documents have been given to me by the Company.

3.3.	Not to publish the secret information or the secret documents or any part of them in any manner.

3.4.
Not to copy, not to photograph, not to photocopy and not to create in any other manner copies of the secret documents or any part of them, including by copying them by computer, except only that is required for implementing the purpose for which the secret information or the secret document have been given to me by the Company or for performing the work for the Company.

3.5.
To return to the Company the secret information and the secret documents including any copy that was made of them, no later than at the end of completing the use of them for the purpose for which the Company gave me the secret information or the secret documents or no later than within 24 (twenty four) hours after I was required to do so by the Company, or at the time my employment is terminated by the Company – whichever is the earlier of these times, without any copies of the secret information and the secret document being left with me, including copies that were made by computer.

3.6.
Not to remove from the Company's office or take for my private use any secret information or secret documents without the prior written permission of the Company, provided that it is required only for performing the work for the Company in the framework of the Position.

4.	I agree that:

4.1.
Any secret information and secret documents and any other information that was made and/or developed by me during the period of my employment shall be and shall remain under the Company's sole ownership.

4.2.	The Company reserves all the rights in any patent, copyrights or any other copyright that was invented or planned by the Company with respect to the secret information and the secret documents.

4.3.
Any information including any patent or patent request, trademarks, service marks, drawings, moral rights (droit moral), and any copyrights or other intellectual property rights (jointly hereinafter referred to as the "Intellectual Property Rights") that were invented or created or that shall be invented or created during the period of my employment for the Company, as a result of my work or with respect to my work for the Company, shall be, from the date of their creation, intellectual property exclusively owned by the Company, and I do not have and I shall not have any claim or lawsuit against the Company with respect to the intellectual property rights. I undertake to sign any document and to take any action that shall be required for registering the rights as mentioned in the name of the Company or to prove the Company's rights, if this is required according to the Company and/or its legal advisors.

4.4.
If the Company shall not be able as a result of my emotional or physical condition or as a result of my refusal to cooperate with the Company to guarantee my signature on an application according to any law to register a patent or copyrights in the name of the Company (as mentioned in section 4.3 above) then I hereby grant an absolute and irrevocable general power of attorney to the Company and/or any of its Employees that are authorized to sign on its behalf and/or to act on its behalf in order to submit a registration application and to act in order to obtain registration of a patent or copyright in the name of the Company. This section 4.4 is the same as a power of attorney as mentioned.

4.5.
Without derogating from the generality of the aforesaid I undertake not to submit an objection and/or to object in any way the Company's intellectual property rights including, inter alia, regarding patents or patent applications of the Company and/or on its behalf.

5.
Taking into consideration the fact that the Company shall invest much resources in my training for performing my work in the Company that are expressed, inter alia, by, becoming familiar with the field which the Company engages in and in consideration for the non- competition remuneration paid to me according to the agreement, I hereby undertake towards the Company:

5.1.
Not to enter into any contractual engagement, directly or indirectly with a customer of the Company or any of the associated companies (whether as an Employee, consultant, self employed or otherwise) for the period of 12 months after the end of the term of the agreement, in any matter that is connected to the Company's business, except in the framework of my employment for the Company.

5.2.
Not to engage, during the term of this agreement and for an additional period of 12 months after the term of this agreement for any reason, in Israel or any other place in the world, whether directly or indirectly, in any business, Position, work or other engagement in the field of contact/ contactless smart cards or in the field of parking, parking lots and toll roads, that competes with the Company's business and/or the business of its associated companies.

5.3.
Not to persuade, in my favor or in the favor of any third party, any directly, Employee or consultant of the Company to leave the Company or to grant services to another, for a period of 12 months before the end of my employment for the Company who filled a central Position or managerial Position with respect to the Company and/or it is probable (according to eh Company) that he had in his possession secret information or that he could affect the Company's relationship with its customers (whether if this person shall breach the employment agreement or contractual engagement with the Company or not).

6.
I hereby agree without derogating from any right or remedy available to the Company according to law or agreement, prohibited use or disclosure of the secret information or the secret documents or a breach of my other undertakings as mentioned in this written undertakings shall cause immediate and irreparable damage to the Company and that financial compensation shall not suffice to compensate the Company due to this, and therefore in order to protect it against a possible breach of my obligation of secrecy towards it, I agree in advance that the Company shall be entitled to receive, in any court or any other legal instance, any temporary or permanent remedy that is required in order to prevent such prohibited disclosure or use, or threat to disclose or use the secret information as mentioned.

7.
I confirm that a breach of any of my undertakings according to this written undertaking by any other person on my behalf that has been exposed to the secret information and/or the secret documents shall be considered as a breach of this written undertaking by me.

8.
Except of otherwise limited in this document, my undertakings according to this written undertaking shall be in force: (a) for the entire period of my employment for the Company, except if the Company waived this in writing, after my work for the Company ended without any limit in time; (b) whether in Israel or outside of Israel; and (c) whether these undertakings may be registered according to law or not.

9.
This written undertaking constitutes an integral part of my employment agreement by the Company and a breach of my undertakings according to this undertaking shall also constitute a breach of my employment agreement.

10.
If a term or provision of this written undertaking shall be considered at any time as invalid or unenforceable, such term or provision shall be considered as being excluded and such determination shall refer to these terms or provisions only and they shall not affect in any way the other provisions of this written undertaking and this written undertaking shall be performed as if the term or provision which are null and void or unenforceable are not included in it.

11.	I confirm by my signature below that I have carefully read the provisions of this written undertaking above, and the undertakings set forth above which I have taken upon myself are clear to me.

In witness whereof I have signed on the 2nd of the month of June 2013

/s/ Shlomi Eytan Shlomi Eytan
signature